                                                                    EXHIBIT 99.1

                           SIGHT RESOURCE CORPORATION
                           Consolidated Balance Sheet
                                 (In thousands)
                                   (unaudited)

                                                                         As of
                                                                   November 30, 2004
                                                                   -----------------
                                                                      (unaudited)

ASSETS
Current Assets:
Cash and Cash Equivalents                                              $    657
Accounts Receivable, Net of
Allowance                                                                   582
Inventories                                                               1,271
Prepaid Expenses and Other Current Assets                                   157

Total Current Assets                                                      2,667
                                                                       --------
Property and Equipment, net                                                 205
                                                                       --------
Other Assets:
Intangible Assets, net                                                       na

          Total assets                                                 $  2,872
                                                                       ========
LIABILITIES
Post Petition Liabilities:
Accounts Payable                                                            459
Wages & Salaries                                                            216
Taxes                                                                        17

Total Post Petition Liabilities                                             692
                                                                       --------
Secured Liabilities                                                         434
                                                                       --------
Pre Petition Liabilities:
Taxes & Other Priority Liabilities                                          827
Unsecured Liabilities                                                     8,328

Total Pre Petition Liabilities                                            9,155
                                                                       --------
Total Liabilities                                                        10,281
                                                                       --------
Paid-in capital                                                          51,067
Accumulated deficit Pre Petition                                        (58,188)
Retained Earnings Post Petition                                            (288)

Total stockholders' equity                                               (7,409)
                                                                       --------
          Total Liabilities & Equity                                   $  2,872
                                                                       ========



See accompanying notes to consolidated financial statements

                           SIGHT RESOURCE CORPORATION
                      Consolidated Statement of Operations
                                 (In thousands)
                                   (unaudited)

                                                   November 2004          Filing to Date
                                                    Nov 1st-30th    June 24 thru Nov. 30, 2004
                                                    ------------    --------------------------
Net revenue                                             $ 1,353               $ 7,682

Cost of revenue                                             342                 2,019
                                                        -------               -------
Gross profit                                              1,011                 5,663

Selling, general and administrative expenses                965                 5,411
                                                        -------               -------
Income/(Loss) from operations                                46                   252

Non-operating expenses                                     (204)                 (540)
                                                        -------               -------
Net Profit/(Loss)                                          (158)                 (288)
                                                        -------               -------




See accompanying notes to consolidated financial statements.

                          NOTES TO FINANCIAL STATEMENTS

(1) On June 24, 2004 (the "Chapter 11 Bankruptcy Filing Date"), Sight Resource Corporation (the "Company") and its subsidiaries each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. No trustee has been appointed, and the Company and its subsidiaries continue to manage their business as debtors in possession.

(2) The accompanying statements are unaudited, have been prepared to comply with filing requirements of the Office of the United States Trustee, and do not conform to generally accepted accounting principles. The last audit of the Company's financial statements was completed as of and for the period ended December 29, 2001.

(3) The accompanying financial statements have been prepared on a basis reflecting the write off, as of a date prior to the Chapter 11 Bankruptcy Filing Date, of all goodwill and other intangible assets. Except for the write off of goodwill and other intangible assets, the financial statements have been prepared on a "going concern" basis and do not reflect any reductions in the carrying value of assets or other adjustments that may be appropriate for financial statements prepared on a liquidation basis.

(4) The liabilities reflected in the accompanying financial statements do not include claims of lessors in respect of store leases rejected by the Company during the bankruptcy process. Such claims will be substantial. There may also be other claims filed by creditors against the Company in the Chapter 11 proceedings that are not reflected as liabilities in the accompanying financial statements.

(5) The Accumulated Deficit Pre-Petition has been calculated on the basis of unaudited operating results since December 29, 2001 (that being the date of the last audit of the Company's financial statements) and reflecting the write off, as of the date prior to the Chapter 11 Bankruptcy Filing Date, of all goodwill and other intangible assets.

(6) Non-Operating Expenses are net of interest income and include professional fees, U.S. Trustee fees, and personnel retention bonuses.